ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

Exhibit 99.1
NEWS RELEASE

Abraxas Announces Third Quarter 2016 Results

SAN ANTONIO (November 8, 2016) – Abraxas Petroleum Corporation (NASDAQ:AXAS) today reported financial and operating results for the three and nine months ended September 30, 2016.

Financial and Operating Results for the Three Months Ended September 30, 2016
The three months ended September 30, 2016 resulted in:

•	Production of 548 MBoe (5,955 Boepd)

•	Revenue of $14.0 million

•	Adjusted EBITDA(a) of $4.9 million

•	Adjusted EBITDA per bank loan agreement of $5.0 million(a)

•	Adjusted discretionary cash flow(a) of $4.1 million

•	Net loss of $3.3 million, or $0.02 per share

•	Adjusted net loss(a), excluding certain non-cash items of $3.3 million, or $0.02 per share

(a)	See reconciliation of non-GAAP financial measures below.

Net loss for the three months ended September 30, 2016 was $3.3 million, or $0.02 per share, compared to a net loss of $52.4 million, or $0.50 per share, for the three months ended September 30, 2015.

Adjusted net loss, excluding certain non-cash items, for the three months ended September 30, 2016 was $3.3 million, or $0.02 per share, compared to an adjusted net loss, excluding certain non-cash items, of $2.7 million or $0.03 per share for the three months ended September 30, 2015. For the three months ended September 30, 2016 and 2015, adjusted net loss excludes the unrealized gain on derivative contracts of $3.5 million and $10.5 million, respectively. For the quarter ended September 30, 2015, adjusted net loss includes the net income from our subsidiary, Raven Drilling, LLC of $0.2 million. For the three months ended September 30, 2016 and 2015, adjusted net loss excludes the loss attributable to the ceiling test impairment of $3.8 million and $59.9 million, respectively.

Pursuant to SEC Regulation S-X, no income is recognized for Raven Drilling, LLC. Contractual drilling services performed in connection with properties in which Abraxas holds an ownership interest cannot be recognized as income, rather it is credited to the full cost pool and recognized through lower amortization as reserves are produced.
Unrealized gains or losses on derivative contracts are based on mark-to-market valuations which are non-cash in nature and may fluctuate drastically from period to period. As commodity prices fluctuate, these derivative contracts are valued against current market prices at the end of each reporting period in accordance with Accounting Standards Codification 815: Derivatives and Hedging as amended and interpreted, which requires Abraxas to either record an unrealized gain or loss based on the calculated value difference from the previous period-end valuation. For example, NYMEX oil prices on September 30, 2015 were $45.09 per barrel compared to $48.24 on September 30, 2016; therefore, the mark-to-market valuation changed considerably from period to period.

Conference Call
Abraxas Petroleum Corporation (NASDAQ:AXAS) will host its third quarter 2016 earnings conference call at 11 AM ET on November 14, 2016. To participate in the conference call, please dial 844.778.4143 and enter the passcode 94561017. Additionally, a live listen only webcast of the conference call can be accessed under the investor relations section of the Abraxas website at www.abraxaspetroleum.com. A replay of the conference call will be available through December 12, 2016 by dialing 855.859.2056 and entering the passcode 94561017 or can be accessed under the investor relations section of the Abraxas website.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations across the Rocky Mountain, Permian Basin and onshore Gulf Coast regions of the United States.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for crude oil and natural gas. In addition, Abraxas’ future crude oil and natural gas production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Geoffrey King/Vice President – Chief Financial Officer
Telephone 210.490.4788
gking@abraxaspetroleum.com
www.abraxaspetroleum.com

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED

FINANCIAL HIGHLIGHTS

(In thousands except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Financial Results:
Revenues	$13,976	$16,077	$34,548	$53,682
Adjusted EBITDA(a)	4,938	10,043	14,325	35,189
Adjusted discretionary cash flow(a)	4,088	9,161	11,340	32,711
Capital expenditures	18,966	12,931	24,632	52,614
Net loss	(3,260)	(52,372)	(91,077)	(59,691)
Net loss per share – basic	$(0.02)	$(0.50)	$(0.77)	$(0.57)
Net loss per share – diluted	$(0.02)	$(0.50)	$(0.77)	$(0.57)
Adjusted net loss, excluding certain non-cash items(a)	(3,312)	(2,726)	(10,535)	(4,031)
Adjusted net loss, excluding certain non-cash items(a) , per share – basic	$(0.02)	$(0.03)	$(0.09)	$(0.04)
Adjusted net loss, excluding certain non-cash items(a), per share – diluted	$(0.02)	$(0.03)	$(0.09)	$(0.04)
Weighted average shares outstanding – basic	133,546	104,614	118,274	104,561
Weighted average shares outstanding – diluted	133,546	104,614	118,274	104,561

Production from Continuing Operations:
Crude oil per day (Bblpd)	3,629	3,967	3,356	4,030
Natural gas per day (Mcfpd)	8,321	8,154	8,145	8,229
Natural gas liquids per day (Bblpd)	939	678	873	618
Crude oil equivalent per day (Boepd)	5,955	6,004	5,586	6,020
Crude oil equivalent (MBoe)	548	552	1,531	1,643

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$34.92	$43.81	$37.97	$49.15
Natural gas ($ per Mcf)	1.32	2.02	1.10	2.39
Natural gas liquids ($ per Bbl)	2.83	5.07	2.90	9.32
Crude oil equivalent ($ per Boe)	23.58	32.26	24.86	37.12

Expenses:
Lease operating ($ per Boe)	$8.40	$9.48	$8.89	$10.83
Production taxes (% of oil and gas revenue)	8.6%	9.8%	10.4%	9.8%
General and administrative, excluding stock-based compensation ($ per Boe)	3.64	3.29	3.81	3.71
Cash interest ($ per Boe)	1.55	1.53	1.94	1.43
Depreciation, depletion and amortization ($ per Boe)	11.63	18.40	11.72	18.89

(a)    See reconciliation of non-GAAP financial measures below.

BALANCE SHEET DATA

(In thousands)	September 30, 2016	December 31, 2015

Cash	$—	$3,540
Working capital (a)	(17,755)	(18,967)
Property and equipment – net	145,322	224,838
Total assets	162,742	267,872

Long-term debt	93,680	138,402
Stockholders’ equity	23,022	84,465
Common shares outstanding	135,088	106,346

(a)	Excludes current maturities of long-term debt and current derivative assets and liabilities in accordance with our loan covenants.

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED
STATEMENTS OF OPERATIONS

(In thousands except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenues:
Oil and gas production	$13,972	$16,075	$34,517	$53,658
Other	4	2	31	24
	13,976	16,077	34,548	53,682
Operating costs and expenses:
Lease operating	4,599	5,236	13,609	17,806
Production and ad valorem taxes	1,200	1,569	3,602	5,255
Rig expense	192	—	534	—
Depreciation, depletion, and amortization	6,371	10,165	17,932	31,044
Impairment	3,806	59,891	67,626	59,891
General and administrative (including stock-based compensation of $768, $835, $2,410 and $3,085, respectively)	2,760	2,654	8,238	9,190
	18,928	79,515	111,541	123,186
Operating loss	(4,952)	(63,438)	(76,993)	(69,504)

Other (income) expense:
Interest income	—	—	(1)	(1)
Interest expense	960	992	3,350	2,784
Amortization of deferred financing fees	151	161	763	481
(Gain) loss on derivative contracts	(2,429)	(12,219)	10,346	(13,097)
(Gain) on sale of assets	(374)	—	(374)	—
	(1,692)	(11,066)	14,084	(9,833)
Loss from continuing operations before income tax	(3,260)	(52,372)	(91,077)	(59,671)
Income tax (expense) benefit	—	—	—	—
Net loss from continuing operations	(3,260)	(52,372)	(91,077)	(59,671)
Net loss from discontinued operations - net of tax	—	—	—	(20)
Net loss	$(3,260)	$(52,372)	$(91,077)	$(59,691)

Net loss per common share - basic	$(0.02)	$(0.50)	$(0.77)	$(0.57)

Net loss per common share - diluted	$(0.02)	$(0.50)	$(0.77)	$(0.57)

Weighted average shares outstanding:
Basic	133,546	104,614	118,274	104,561
Diluted	133,546	104,614	118,274	104,561

ABRAXAS PETROLEUM CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

To fully assess Abraxas’ operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP") in the United States of America, discretionary cash flow and EBITDA are appropriate measures of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements. Discretionary cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas' discretionary cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. As discretionary cash flow and EBITDA exclude some, but not all items that affect net income and may vary among companies, the discretionary cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies. Management believes that operating income (loss) calculated in accordance with GAAP is the most directly comparable measure to discretionary cash flow; therefore, operating income (loss) is utilized as the starting point for the discretionary cash flow reconciliation.

Discretionary cash flow is defined as operating income (loss) plus depreciation, depletion and amortization expenses, non-cash expenses and impairments, cash portion of other income (expense) less cash interest. Adjusted discretionary cash flow is defined as discretionary cash flow, plus cash flow from Raven Drilling’s operations. Accounting rules do not permit the inclusion of the net income and other components of Raven Drilling’s operations to be included in our consolidated results of operations and cash flow if contracted drilling operations are performed in connection with properties in which Abraxas holds an ownership interest, instead, the results of Raven Drilling’s operations are credited to the full cost pool. No drilling operations were performed after February 2016. Therefore January and February 2016 activity for Raven Drilling has been credited back to the full cost pool; however, March through September 2016 activity is already included within Abraxas' operations. Accordingly, for purposes of adjusted discretionary cash flow, Raven Drilling’s cash flow is added back. The following table provides a reconciliation of discretionary cash flow and adjusted discretionary cash flow to operating loss for the periods presented.

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating loss	$(4,952)	$(63,438)	$(76,993)	$(69,504)
Depreciation, depletion and amortization	6,371	10,165	17,932	31,044
Impairment	3,806	59,891	67,626	59,891
Stock-based compensation	768	835	2,410	3,085
Realized (loss) gain on derivative contracts(a)	(1,055)	1,745	3,536	7,346
Cash interest	(850)	(847)	(2,968)	(2,357)
Discretionary cash flow	$4,088	$8,351	$11,543	$29,505
Cash flow from Raven Drilling operations(b)	—	810	(203)	3,206
Adjusted discretionary cash flow	$4,088	$9,161	$11,340	$32,711

(a)
For the nine months ended September 30, 2016 realized gain on derivative contracts does not include a loss $0.3 million related to the monetization of various 2016 contracts. Cumulative proceeds from these monetizations were $14.4 million. For the nine months ended September 30, 2015 realized gain on derivative contracts does not include a loss of $0.4 million related to the monetization of our June to December 2015 fixed price swaps. This monetization resulted in cash proceeds of $4.6 million.

(b)	March 2016 through September 2016 Raven Drilling cash flow is already included in Operating Loss.

EBITDA is defined as net income (loss) plus interest expense, depreciation, depletion and amortization expenses, deferred income taxes and other non-cash items. Adjusted EBITDA includes all of the components of EBITDA plus Raven Drilling’s EBITDA for 2015 and January & February 2016. Accounting rules do not permit the inclusion of the net income and other components of Raven Drilling’s operations to be included in our consolidated results of operations, instead, the results of Raven Drilling’s operations are credited to the full cost pool. Accordingly, for purposes of Adjusted EBITDA, Raven Drilling’s EBITDA is added back. The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net loss for the periods presented.

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net loss	$(3,260)	$(52,372)	$(91,077)	$(59,691)
Net interest expense	960	992	3,349	2,783
Depreciation, depletion and amortization	6,371	10,165	17,932	31,044
Amortization of deferred financing fees	151	161	763	481
Stock-based compensation	768	835	2,410	3,085
Impairment	3,806	59,891	67,626	59,891
Unrealized (gain) loss on derivative contracts	(3,484)	(10,474)	13,533	(6,198)
(Gain) on sale of assets	(374)	—	(374)	—
Realized loss on derivative monetization	—	—	349	447
Loss from discontinued operations	—	—	—	20
EBITDA	$4,938	$9,198	$14,511	$31,862
Raven Drilling EBITDA(a)	—	845	(186)	3,327
Adjusted EBITDA	$4,938	$10,043	$14,325	$35,189

EBITDA	$4,938	$9,198	$14,511	$31,862
Monetized derivative contracts	—	—	14,370	4,610
Expenses related to equity offering/loan amendments	82	—	1,747	—
Adjusted EBITDA per bank covenants	$5,020	$9,198	$30,628	$36,472
(a) March 2016 through September 2016 Raven Drilling EBITDA is already included in Net loss.

This release also includes a discussion of “adjusted net loss, excluding certain non-cash items,” which is a non-GAAP financial measure as defined under SEC rules. The following table provides a reconciliation of adjusted net loss, excluding ceiling test impairment and unrealized changes in derivative contracts and net income (loss) related to Raven Drilling, LLC for 2015 and January and February 2016 capitalized to the full cost pool, to net loss for the periods presented. Management believes that net loss calculated in accordance with GAAP is the most directly comparable measure to adjusted net loss, excluding certain non-cash items.

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net loss	$(3,260)	$(52,372)	$(91,077)	$(59,691)
Impairment	3,806	59,891	67,626	59,891
Net income (loss) related to Raven Drilling(a)	—	229	(592)	1,500
Unrealized (gain) loss on derivative contracts	(3,484)	(10,474)	13,533	(6,198)
Realized loss on derivative monetization	—	—	349	447
Loss from discontinued operations	—	—	—	20
(Gain) on sale of assets	(374)	—	(374)	—
Adjusted net loss, excluding certain non-cash items	$(3,312)	$(2,726)	$(10,535)	$(4,031)
Adjusted net loss, excluding certain non-cash items, per share – basic	$(0.02)	$(0.03)	$(0.09)	$(0.04)
Adjusted net loss, excluding certain non-cash items, per share – diluted	$(0.02)	$(0.03)	$(0.09)	$(0.04)
Net loss per share – basic	$(0.02)	$(0.50)	$(0.77)	$(0.57)
Net loss per share – diluted	$(0.02)	$(0.50)	$(0.77)	$(0.57)
(a) March 2016 through September 2016 Raven Drilling net income is already included in Net loss.